Exhibit 99.2
IRIS INTERNATIONAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED COMBINED CONSOLIDATED
PRO FORMA FINANCIAL INFORMATION
The following unaudited pro forma condensed combined consolidated balance sheet as of June 30, 2010 gives effect to the acquisition of AlliedPath, Inc. (“AlliedPath”) by IRIS International, Inc. (the “Company”) effective July 28, 2010, as if it had occurred on June 30, 2010. The following unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2009 and the six months ended June 30, 2010 give effect to the acquisition of AlliedPath by the Company as if it had occurred on January 1, 2009. The Company’s condensed consolidated statement of operations information for the year ended December 31, 2009 was derived from the consolidated statement of operations included in its 2009 Annual Report on Form 10-K. The Company’s condensed consolidated statement of operations information for the six months ended June 30, 2010 was derived from its Quarterly Report on Form 10-Q for the six months ended June 30, 2010. AlliedPath’s statement of operations information for the year ended December 31, 2009 was derived from the audited statement of operations of AlliedPath included in Exhibit 99.1 to this Current Report on Form 8-K. AlliedPath’s statements of operations information for the six months ended June 30, 2010 were derived from the unaudited statement of operations of AlliedPath included in Exhibit 99.1 to this Current Report on Form 8-K.
The unaudited pro forma condensed combined consolidated financial information has been prepared by the Company’s management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or the results of operations in future periods or the results that actually would have been realized had the Company and Allied Path been a combined company during the specified periods. The pro forma adjustments are based upon assumptions that the Company’s management believes are reasonable. The pro forma adjustments are based on the information available at the time of the preparation of the unaudited pro forma condensed combined consolidated financial statements. These statements, including any notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the six months ended June 30, 2010 filed with the Securities and Exchange Commission.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
(In thousands, except per share data)
As of June 30, 2010

	Historical	Historical	Pro Forma		Pro Forma
	IRIS	Allied Path	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$37,026	$172	$(4,178	) (a)	$33,020
Account Receivable, net	18,127	14			18,141
Inventories, net	13,107				13,107
Prepaid expenses and other current assets	1,807	35	(2	) (a)	1,840
Investment in sales-type leases, current portion	3,499				3,499
Note receivable	450		(450)		0
Deferred tax asset	4,238		46	(d)	4,284

Total Current Assets	78,254	221	(4,584)		73,891
Property and equipment, at cost, net	9,357	532			9,889
Goodwill	2,450		1,176	(d)	3,626
Core Technology, net	1,410		3,090	(d)	4,500
License			1,604	(d)	1,604
Covenant not to compete			100	(d)	100
Software development costs, net	2,587				2,587
Deferred tax asset	1,898		1,220	(d)	3,118
Investment in sales-type leases, non-current	8,886				8,886
Other assets	884	32	6	(d)	922

Total Assets	$105,726	$785	$2,612		$109,123

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$7,516	$332	$(186	) (a)	$7,662
Accrued expenses	6,468	630	(565	) (a)	6,533
Deferred service contract revenues, current portion	3,027				3,027
Loans payable		796	(796	) (a)	(0)
Deferred tax liability			88	(d)	88

Total current liabilities	17,011	1,758	(1,459)		17,310
Deferred service contact revenues, non-current	47				47
Capital lease obligations		126			126
Other long term liabilities		61			61
Earnout liability			1,210	(b)	1,210
Deferred tax liability			1,701	(d)	1,701

Total liabilities	17,058	1,945	1,452		20,455
Commitments and contingencies
Stockholders’ equity (deficit):
Common Stock	182	1	(1	) (a)	182
Preferred stock		1	(1	) (a)	0
Additional paid-in-capital	89,747	2,658	(2,658	) (a)	89,747
Other comprehensive income	284				284
Accumulated deficit	(1,545)	(3,820)	3,820	(c)	(1,545)

Total Stockholders’ equity (deficit)	88,668	(1,160)	1,160		88,668
Total liabilities and stockholders’ equity (deficit)	$105,726	$785	$2,612		$109,123

See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Year Ended December 31, 2009
	Historical	Historical	Pro Forma		Pro Forma
	IRIS	Allied Path	Adjustments		Combined
Revenues	$92,566	$4			$92,570
Cost of goods	43,901	94			43,995
Gross profit (loss)	48,665	(90)			48,575
Operating expenses	40,854	2,185	$241	(e)	43,280

Operating income (loss)	7,811	(2,275)	(241)		5,295
Other income(expense)	894	(3)	(38	) (f)	858
			5	(g)

Income (loss) before provision of income taxes	8,705	(2,278)	(274)		(6,153)
Provision for income taxes	2,454		(104	)(h)	2,350

Net income (loss)	$6,251	$(2,278)	$(170)		$3,803

Net income per share-basic	$0.35				$0.21
Net income per share-diluted	$0.35				$0.21
Weighted average common shares outstanding-basic	17,727				17,727
Weighted average common shares outstanding-diluted	17,874				17,874
See accompanying notes to unaudited pro forma condensed combined financial statements

	For the Six Months Ended June 30, 2010
	Historical	Historical	Pro Forma		Pro Forma
	IRIS	Allied Path	Adjustments		Combined
Revenues	$52,668	$25			$52,693
Cost of goods	24,919	257			25,176

Gross profit (loss)	27,749	(232)			27,517
Operating expenses	25,089	987	$120	(e)	26,196

Operating income (loss)	2,660	(1,219)	(120)		1,321
Other income(expense)	(162)	(40)	(19	) (f)	(183)
			38	(g)

Income (loss) before provision of income taxes	2,498	(1,259)	(101)		1,138
Provision for income taxes	832		(38	) (h)	794

Net income (loss)	$1,666	$(1,259)	(63)		$344

Net income per share-basic	$0.09				$0.02
Net income per share-diluted	$0.09				$0.02
Weighted average common shares outstanding-basic	17,959				17,959
Weighted average common shares outstanding-diluted	18,079				18,079
See accompanying notes to unaudited pro forma condensed combined financial statements.

IRIS INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED COMBINED CONSOLIDATED PRO FORMA
FINANCIAL INFORMATION (UNAUDITED)
1. Transaction
On July 28, 2010, we acquired AlliedPath, Inc. (“AlliedPath”), a molecular diagnostics company. Pursuant to the terms of a Merger Agreement dated July 26, 2010 we acquired all the issued and outstanding stock of AlliedPath for an amount in cash equal to $4.7 million less certain indebtedness existing at the closing, with an additional earn-out of up to $1.3 million subject to the achievement of specific sales and earnings targets through December 2013. We did not assume any outstanding options or warrants of AlliedPath in connection with the acquisition.
The allocation of the purchase price to the fair values of the assets acquired and liabilities assumed as if the transaction had occurred as of June 30, 2010 is presented below (in thousands). The purchase price allocations and pro forma adjustments below are based on preliminary estimates, available information and certain assumptions, and maybe revised as additional information becomes available.

Current assets	$221
Fixed assets	532
Existing technology	3,090
CLIA License	1,604
Customer relationships	6
Non-compete agreements	100
Goodwill	1,062
Other assets	32
Current liabilities	(156)
Lease obligations	(178)
Other liabilities	(63)
Deferred tax liability, net	(410)

Total purchase price	$5,840

Acquired property and equipment are being depreciated on a straight-line basis with estimated remaining lives ranging from 1 year to 5 years. Intangible assets except the CLIA license are being amortized on a straight-line basis with estimated remaining lives ranging from 3 to 15 years reflecting the expected future value. The CLIA license is considered to have an indefinite life. The purchase was structured as a stock purchase therefore the value assigned to the existing technology, CLIA license, customers relationships, non-compete agreements and goodwill is not deductible for tax purposes.
2. Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:
(a)	To reflect payment of cash portion of purchase price.

(b)	To reflect fair value of the earn out portion of the purchase price

(c)	To eliminate stockholder deficit of AlliedPath

(d)	To record adjustments for fair value of assets and liabilities acquired

(e)	To record amortization of intangible assets acquired

(f)	To record accretion of discount on earnout portion of purchase price

(g)	To eliminate interest expense on notes paid off

(h)	To record income tax effect of pro forma adjustments using company’s effective combined federal and state tax rate